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                              LEHMAN BROTHERS INC.

                                      and

                     CONTINENTAL BANK, NATIONAL ASSOCIATION
                           As Trustee Under Indenture
                           Dated as of June 14, 1989

                          NINTH SUPPLEMENTAL INDENTURE
                          Dated as of January __, 1994


        THIS NINTH SUPPLEMENTAL INDENTURE, dated as of January __, 1994, between Lehman Brothers Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at Three World Financial Center, New York, New York 10285, and Continental Bank, National Association, a national banking association organized and existing by virtue of the laws of the United States of America (hereinafter called the "Trustee"), Trustee under the Indenture dated as of June 14, 1989, between the Company and the Trustee (hereinafter called the "Original Indenture").

                              W I T N E S S E T H:

        WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the Holders of Securities for the purpose of making any other provisions with respect to matters arising therein, provided such action will not adversely affect the interests of the Holders of Securities of any series in any material respect;

        WHEREAS, this Supplemental Indenture amends Section 701(d) of the Original Indenture with respect to Securities originally issued on or after the date hereof; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders, as follows:

        SECTION 1. Defined Terms. All terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

        SECTION 2. Amendment to Section 701(d). Section 701(d) of the Original Indenture is hereby amended by inserting immediately after the phrase "in the aggregate" the following:
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        ", in the case of Securities initially issued prior to January __,
        1994, or exceeding $10,000,000, in the case of Securities initially issued on or after January __, 1994,".


                                  TESTIMONIUM

        This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           LEHMAN BROTHERS INC.




                                           By:
                                              ---------------------------
                                                Managing Director
                                                and Treasurer


ATTEST:


- --------------------------
Assistant Secretary



                                           CONTINENTAL BANK, NATIONAL
                                             ASSOCIATION




                                           By:
                                              -------------------------
                                              Vice President

ATTEST:



- ----------------------------
Trust Officer
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STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)


        On the ____ day of January, in the year 1994, before me personally came MICHAEL R. MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is a Managing Director and the Treasurer of Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                  -----------------------------
                                                           Notary Public


STATE OF ILLINOIS)
                 )  ss.:
COUNTY OF COOK   )


        On the ____ day of January, in the year 1994, before me personally came _________________________, to me known, who being by me duly sworn, did depose and say that he resides at _____________________________________; that he is a
Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                  -----------------------------
                                                           Notary Public